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JOHN HANCOCK VARIABLE SERIES TRUST I                           PROXY CALL SCRIPT
                                                        MARCH 30 - APRIL 4, 2001
                                                                     PAGE 1 OF 2

OPENING
Hello, Mr./Ms. "XXXXXXXX". This is (Rep First and Last Name) from PFPC,Inc. calling on behalf of your John Hancock Variable Series Trust (Large Cap Value
CORE II/Active Bond II) Fund to follow-up on a recent proxy mailing.   We have
not received your proxy cards yet; would you be willing to record your vote over the phone now?

  .  IF "DID NOT RECEIVE PROXY" RESPONSE:
     May we send you another proxy package for this important vote?
          IF "NO": The shareholder meeting is set for April 6, 2001. We are urging everyone to vote his or her cards as soon as possible.
     IF STILL DOES NOT WANT PROXY: Thank you for your time today/this evening.

          IF "YES": Let me verify the address that the first proxy was mailed to. (Verify name and address). You should receive a new proxy package by priority mail. Please fill it out and vote as soon as possible. Thank you for your time today/this evening.

  . IF "ALREADY VOTED" RESPONSE: Great! Thank you for your time today/this evening.

  . IF "WOULD LIKE TO VOTE ON PHONE" RESPONSE: Have you received your proxy package in the mail? Can you verify that your name is as follows. (Read full name) May I also have your address and the last four digits of your social security number for verification?

     You are eligible to vote on the proposals for the [LARGE CAP VALUE CORE II or ACTIVE BOND II Fund]. Can I cast your vote with the Board of Trustees' recommendation for this Fund?

          VOTE CONFIRMATION (SELECT APPROPRIATE RESPONSE/1/):
          (1) Let me confirm that you wish to vote with the Board of Trustees recommendation in favor of the proposals for the [LARGE CAP VALUE CORE II or ACTIVE BOND II] Fund for all of your variable contracts.
          (2) Let me confirm that you wish to vote AGAINST each proposal for the [LARGE CAP VALUE CORE II or ACTIVE BOND II] Fund for all of your variable contracts.
          (3) Let me confirm that you wish to ABSTAIN on each proposal for the [LARGE CAP VALUE CORE II or ACTIVE BOND II] Fund for all of your variable contracts.

     Can I cast your vote with the Board of Trustees' recommendations for all other Funds that you are eligible/2/ to vote upon?



     VOTE CONFIRMATION (SELECT APPROPRIATE RESPONSE):
          (1) Let me confirm that you wish to vote with the Board of Trustees recommendation in favor of the proposals for the other Funds for all of your variable contracts.
          (2) Let me confirm that you wish to vote AGAINST each proposal for the other Funds for all of your variable contracts.
          (3) Let me confirm that you wish to ABSTAIN on each proposal for the other Funds for all of your variable contracts.


--------------------
/1/ Record "split" votes as given, and forward for priority handling.

/2/ Eligible to vote on proposals for Large Cap Value CORE II Fund, Large/Mid
    Cap Value II Fund, Small Cap Value Fund, Active Bond II Fund, Money Market Fund, Large Cap Value Fund, if held at close of business on February 16, 2001.
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JOHN HANCOCK VARIABLE SERIES TRUST I               PROXY CALL SCRIPT - CONTINUED
                                                                     PAGE 2 OF 2


 .  IF "WILL BE VOTING" RESPONSE: Great! We are calling to encourage you to vote as soon as possible. Would you like to cast your vote over the phone now?
          IF "WILL NOT VOTE ON PHONE": We encourage you to vote as soon as possible. Thank you for your time today.
          IF "WOULD LIKE TO VOTE ON PHONE":  See previous bullet.

 .  IF "WILL NOT BE VOTING" RESPONSE: We are calling to encourage you to vote so we can avoid the cost of additional solicitations.
          IF "STILL NOT VOTING": Thank you for your time and have a good day/evening.
          IF "WILL VOTE:  See previous bullet.

PRIORITY HANDLING: (Defined as anyone contacted who has questions, or is upset about the terms of the proxy, or is upset for being disturbed by the phone call). "I am sorry that I cannot respond, but will forward your comments to the appropriate office." The contract owner's name, address, phone number and account information and their comments are recorded and sent to T. Lee at John Hancock Financial Services.